EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2016 Second Quarter Results

Second Quarter 2016 Summary

  Successful initial public offering raises net proceeds of $71.7 million

  Net income of $6.8 million, or $0.50 diluted earnings per share

  Total loans increased $145 million, or 28.8% on an annualized basis

  Non-interest income of $14.0 million, or 33.4% of total revenue

  Return on average assets of 0.89%; Return on average equity of 10.18%

EFFINGHAM, Ill., July 28, 2016 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ:MSBI) (the “Company”) today reported net income of $6.8 million, or $0.50 diluted earnings per share, for the second quarter of 2016, compared with net income of $5.1 million, or $0.42 diluted earnings per share, for the first quarter of 2016, and net income of $6.7 million, or $0.55 diluted earnings per share, for the second quarter of 2015.  Net income for the second quarter of 2016 included a $3.0 million charge for the impairment of residential mortgage servicing rights (MSR), compared to $2.0 million in the first quarter of 2016 and a reversal of impairment of $1.0 million in the second quarter of 2015.  The effect of changes in residential MSR valuation negatively impacted diluted earnings per share by $0.14 and $0.10 for the second quarter of 2016 and first quarter of 2016, respectively, and positively impacted diluted earnings per share by $0.06 in the second quarter of 2015.

“We were very pleased to complete our initial public offering during the second quarter of 2016,” said Leon J. Holschbach, President and Chief Executive Officer of the Company.  “The capital raised through the IPO will support the continued implementation of our organic and acquisitive growth strategies, which we believe will create additional value for our shareholders in the years ahead.

“We had an outstanding quarter of business development and through the first half of 2016 our total loan portfolio increased at an annualized rate of 16%.  Our loan production was very well balanced in the second quarter and underscores the diverse business model we have built.  We had strong growth in our consumer, equipment leasing, construction, commercial real estate and residential real estate portfolios, and also had a robust quarter of loan production in our commercial FHA lending business.

“We also had a significant increase in our residential mortgage loan production and the net gain on loan sales generated from this business.  However, with the continued decline in interest rates, we recorded a $3.0 million impairment of our residential mortgage servicing rights, which offset much of the residential mortgage banking revenue generated this quarter.

“Looking ahead to the remainder of 2016, we believe that our markets are fundamentally healthy and we are seeing positive trends in loan demand and credit quality.  We continue to have a robust loan pipeline, which should support continued quality balance sheet growth during the second half of the year,” said Mr. Holschbach.

Net Interest Income

Net interest income for the second quarter of 2016 was $28.0 million, an increase of 16.4% from $24.0 million for the first quarter of 2016.  The Company’s net interest income benefits from accretion income associated with purchased loan portfolios.  Accretion income totaled $4.9 million for the second quarter of 2016, compared with $1.9 million for the first quarter of 2016.  In addition to higher accretion income, the increase in net interest income was primarily attributable to an increase in average loan balances.

Accretion income for the second quarter of 2016 was positively impacted by the payoff of purchased credit impaired loans (PCI) totaling $5.9 million.  One of the PCI loans was an FDIC loss share loan, which resulted in the Company recording $1.8 million in net interest income, a $1.5 million expense for the amount payable to the FDIC within noninterest income, and an $808,000 reduction of provision for loan losses.

Relative to the second quarter of 2015, net interest income declined $328,000 due to a decline in accretion income, which totaled $5.9 million for the second quarter of 2015.  The decline in accretion income was offset by an increase in average loan balances.

Net Interest Margin

Net interest margin for the second quarter of 2016 was 4.20%, compared to 3.80% for the first quarter of 2016.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios.  Excluding accretion income, net interest margin was 3.52% for the second quarter of 2016, compared with 3.55% for the first quarter of 2016.  The decrease in net interest margin excluding accretion income was primarily attributable to a decline in the average yield on loans.

Relative to the second quarter of 2015, the net interest margin declined from 4.79%, primarily due to lower accretion income.  Excluding accretion income, net interest margin declined from 3.88%, which was primarily attributable to lower average yields on loans and investment securities and an increase in cost of funds.

Noninterest Income

Noninterest income for the second quarter of 2016 was $14.0 million, an increase of 11.1% from $12.6 million for the first quarter of 2016.  The increase was primarily attributable to higher commercial FHA revenue and lower other-than-temporary impairment recorded on investment securities.  This was partially offset by higher FDIC loss-sharing expense related to the $1.5 million payable to the FDIC as discussed above.

Commercial FHA revenue for the second quarter of 2016 was $8.5 million, an increase of 30.1% from $6.6 million in the first quarter of 2016.  The Company originated $281.2 million in rate lock commitments during the second quarter of 2016, compared to $227.3 million in the prior quarter.

Residential mortgage banking revenue for the second quarter of 2016 was $1.0 million, a decrease of 6.8% from $1.1 million in the first quarter of 2016.  During the second quarter of 2016, the Company recorded mortgage servicing rights impairment of $3.0 million due to a decline in long-term rates and the impact on prepayment speed assumptions compared to a $2.0 million impairment charge in the first quarter of 2016.

Relative to the second quarter of 2015, noninterest income declined 1.2% from $14.2 million.  The decline was primarily due to lower residential mortgage banking revenue and higher FDIC loss-sharing expense, which was partially offset by higher commercial FHA revenue.

Noninterest Expense

Noninterest expense for the second quarter of 2016 was $30.9 million, an increase of 11.8% from $27.6 million for the first quarter of 2016.  The increase was primarily driven by higher salaries resulting from annual salary increases that took effect in the second quarter, and higher bonus accrual.  During the second quarter of 2016, the Company also recorded a $511,000 write-off of accounting discount related to the early payoff of subordinated debt.

Relative to the second quarter of 2015, noninterest expense was essentially unchanged.  Higher salaries and benefits expense and the write-off of accounting discount related to the payoff of subordinated debt in the second quarter of 2016 were offset by a decline in professional fees.

Loan Portfolio

Total loans outstanding were $2.16 billion at June 30, 2016, compared with $2.02 billion at March 31, 2016, and $1.91 billion at June 30, 2015.  The $145 million increase in the loan portfolio during the second quarter of 2016 was driven primarily by a $46.1 million increase in consumer loans, a $32.3 million increase in commercial real estate loans, a $22.2 million increase in construction and land development loans, a $21.0 million increase in residential real estate loans, and an $18.9 million increase in equipment lease financing loans.

Purchased Credit Impaired Loans

Purchased credit impaired (PCI) loans totaled $28.6 million at June 30, 2016, compared to $35.3 million at the end of the prior quarter and $42.5 million at June 30, 2015.  The decreases in PCI loans were primarily due to repayments and pay-offs of PCI loans as the Company did not complete any bank acquisitions during 2015 or the first half of 2016.

Deposits

Total deposits were $2.35 billion at June 30, 2016, compared with $2.39 billion at March 31, 2016, and $2.24 billion at June 30, 2015.  The decrease in total deposits from March 31, 2016 was primarily due to declines in non-interest bearing demand deposits and money market accounts, which were partially offset by an increase in NOW accounts.  The decrease in demand deposits was primarily attributable to fluctuations in Commercial FHA servicing deposits caused by the timing of loan payoffs.

Asset Quality

Non-performing loans totaled $18.4 million, or 0.85% of total loans, at June 30, 2016, compared with $18.8 million, or 0.93% of total loans, at March 31, 2016.

Net charge-offs for the second quarter of 2016 were $448,000, or 0.09% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $629,000 for the second quarter of 2016, primarily to reflect the growth in the loan portfolio.  During the second quarter of 2016, the Company recorded a recovery of $808,000 on a PCI loan, which reduced the level of provision required for the quarter.

The Company’s allowance for loan losses was 0.68% of total loans and 80.0% of non-performing loans at June 30, 2016, compared with 0.72% and 77.6%, respectively, at March 31, 2016.  Including the fair market value discounts recorded in connection with acquired loan portfolios, the allowance for loan losses to total loans ratio was 1.13% at June 30, 2016, compared with 1.18% at March 31, 2016.

Capital

At June 30, 2016, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	June 30, 2016	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	13.91%	10.00%
Tier 1 capital to risk-weighted assets	11.23%	8.00%
Tier 1 leverage ratio	9.77%	5.00%
Tier 1 common capital to risk-weighted assets	9.24%	6.50%
Tangible common equity to tangible assets	8.89%	NA

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, July 29, 2016.  During the call, management will review the second quarter results and operational highlights. The call can be accessed via telephone at (877) 516-3531 (passcode: 49066877).  A recorded replay can be accessed through August 5, 2016 by dialing (855) 859-2056 (passcode: 49066877).

A slide presentation relating to the second quarter results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. Midland had assets of approximately $3.0 billion, and its Midland Wealth Management Group had assets under administration of approximately $1.2 billion as of June 30, 2016.  Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment leasing services are provided through Heartland Business Credit, and multi-family and healthcare facility FHA financing is provided through Love Funding, Midland's non-bank subsidiaries. Midland has more than 80 locations across the United States. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with accounting principles generally accepted in the United States (“GAAP”).   These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Yields on Loans Excluding Accretion Income, ” “Net Interest Margin Excluding Accretion Income,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s expected loan production and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2016	2016	2015	2015	2015
Earnings Summary
Net interest income	$27,989	$24,041	$26,452	$25,437	$28,317
Provision for loan losses	629	1,125	1,052	6,699	2,379
Noninterest income	14,024	12,618	12,799	14,464	14,197
Noninterest expense	30,911	27,639	27,692	27,823	30,703
Income before income taxes	10,473	7,895	10,507	5,379	9,432
Income taxes	3,683	2,777	2,811	1,928	2,762
Net income	6,790	5,118	7,696	3,451	6,670
Net income (loss) attributable to noncontrolling
interest in subsidiaries	1	(1)	1	6	17
Net income attributable to Midland
States Bancorp, Inc.	$6,789	$5,119	$7,695	$3,445	$6,653

Diluted earnings per common share	$0.50	$0.42	$0.63	$0.28	$0.55
Weighted average shares outstanding - diluted	13,635,074	12,229,293	12,181,664	12,130,529	12,098,476
Return on average assets	0.89%	0.70%	1.06%	0.49%	0.97%
Return on average shareholders' equity	10.18%	8.69%	13.19%	5.88%	11.74%
Return on average tangible common
shareholders' equity	12.67%	11.22%	17.26%	7.72%	15.56%
Net interest margin	4.20%	3.80%	4.19%	4.18%	4.79%
Efficiency ratio	67.09%	67.72%	68.83%	64.32%	67.61%

Adjusted Earnings Performance Summary
Adjusted earnings	$7,107	$5,767	$7,525	$4,638	$8,026
Adjusted diluted earnings per common share	$0.52	$0.47	$0.61	$0.38	$0.66
Adjusted return on average assets	0.93%	0.79%	1.04%	0.66%	1.17%
Adjusted return on average shareholders' equity	10.66%	9.79%	12.90%	7.92%	14.16%
Adjusted return on average tangible common
shareholders' equity	13.27%	12.64%	16.77%	10.39%	18.77%
Net interest margin excluding accretion income	3.52%	3.55%	3.56%	3.83%	3.88%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2016	2016	2015	2015	2015
Net interest income:
Total interest income	$32,115	$27,967	$30,300	$28,949	$31,242
Total interest expense	4,126	3,926	3,848	3,512	2,925
Net interest income	27,989	24,041	26,452	25,437	28,317
Provision for loan losses	629	1,125	1,052	6,699	2,379
Net interest income after provision
for loan losses	27,360	22,916	25,400	18,738	25,938
Noninterest income:
Commercial FHA revenue	8,538	6,562	3,045	5,914	4,101
Residential mortgage banking revenue	1,045	1,121	3,328	3,490	4,832
Wealth management revenue	1,870	1,785	1,831	1,808	1,857
Service charges on deposit accounts	965	907	979	1,022	950
Interchange revenue	945	964	858	895	863
FDIC loss sharing expense	(1,608)	(53)	(212)	(57)	(204)
Gain on sales of investment securities, net	72	204	33	1	-
Other than temporary impairment on
investment securities	-	(824)	-	(299)	-
Other income	2,197	1,952	2,937	1,690	1,798
Total noninterest income	14,024	12,618	12,799	14,464	14,197
Noninterest expense:
Salaries and employee benefits	17,020	15,387	13,725	14,932	16,437
Occupancy and equipment	3,233	3,310	3,424	3,114	3,317
Data processing	2,624	2,620	2,546	2,541	2,626
Professional	1,573	1,701	2,079	2,075	2,183
Intangible assets amortization	519	580	598	597	602
Other	5,942	4,041	5,320	4,564	5,538
Total noninterest expense	30,911	27,639	27,692	27,823	30,703
Income before income taxes	10,473	7,895	10,507	5,379	9,432
Income taxes	3,683	2,777	2,811	1,928	2,762
Net income	6,790	5,118	7,696	3,451	6,670
Net income (loss) attributable to
noncontrolling interest in subsidiaries	1	(1)	1	6	17
Net income attributable to Midland
States Bancorp, Inc.	$6,789	$5,119	$7,695	$3,445	$6,653

Basic earnings per common share	$0.51	$0.43	$0.64	$0.29	$0.56
Diluted earnings per common share	$0.50	$0.42	$0.63	$0.28	$0.55

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2016	2016	2015	2015	2015
Assets
Cash and cash equivalents	$123,366	$162,416	$212,475	$206,664	$172,230
Investment securities available-for-sale at fair value	238,781	232,074	236,627	211,359	207,848
Investment securities held to maturity at amortized cost	84,756	88,085	87,521	92,011	94,637
Loans	2,161,041	2,016,034	1,995,589	1,972,844	1,909,943
Allowance for loan losses	(14,752)	(14,571)	(15,988)	(15,157)	(16,206)
Total loans, net	2,146,289	2,001,463	1,979,601	1,957,687	1,893,737
Loans held for sale, at fair value	101,782	103,365	54,413	53,032	75,480
Premises and equipment, net	72,147	72,421	73,133	73,362	73,263
Other real estate owned	3,540	4,740	5,472	6,471	5,926
Mortgage servicing rights at lower of cost or market	62,808	65,486	66,651	65,417	64,921
Intangible assets	5,905	6,424	7,004	7,601	8,199
Goodwill	46,519	46,519	46,519	47,102	47,102
Cash surrender value of life insurance policies	73,665	53,173	52,729	52,271	51,814
Other assets	62,226	61,914	62,679	59,331	58,424
Total assets	$3,021,784	$2,898,080	$2,884,824	$2,832,308	$2,753,581

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$528,966	$546,664	$543,401	$512,632	$566,966
Interest-bearing deposits	1,825,586	1,843,046	1,824,247	1,791,846	1,668,944
Total deposits	2,354,552	2,389,710	2,367,648	2,304,478	2,235,910
Short-term borrowings	125,014	101,649	107,538	108,823	117,314
FHLB advances and other borrowings	97,588	40,133	40,178	50,225	50,264
Subordinated debt	54,459	61,903	61,859	61,814	61,853
Trust preferred debentures	37,229	37,142	37,057	36,973	37,142
Other liabilities	36,627	28,982	37,488	38,370	22,523
Total liabilities	2,705,469	2,659,519	2,651,768	2,600,683	2,525,006
Midland States Bancorp, Inc. shareholders’ equity	316,268	238,386	232,880	231,415	228,371
Noncontrolling interest in subsidiaries	47	175	176	210	204
Total shareholders’ equity	316,315	238,561	233,056	231,625	228,575
Total liabilities and shareholders’ equity	$3,021,784	$2,898,080	$2,884,824	$2,832,308	$2,753,581

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2016	2016	2015	2015	2015
Loan Portfolio
Commercial loans	$489,228	$484,618	$499,573	$521,983	$544,014
Commercial real estate loans	929,399	897,099	876,784	866,027	842,907
Construction and land development loans	181,667	159,507	150,266	131,083	121,314
Residential real estate loans	179,184	158,221	163,224	168,129	158,798
Consumer loans	205,060	158,938	161,512	157,521	122,116
Lease financing loans	176,503	157,651	144,230	128,101	120,794
Total loans	$2,161,041	$2,016,034	$1,995,589	$1,972,844	$1,909,943

Purchase credit impaired loans	$28,642	$35,262	$38,477	$39,992	$42,454

Deposit Portfolio
Noninterest-bearing demand deposits	$528,966	$546,664	$543,401	$512,632	$566,966
NOW accounts	627,003	612,475	621,925	623,494	557,197
Money market accounts	374,537	415,130	377,654	350,398	360,303
Savings accounts	164,792	163,163	155,778	154,632	160,504
Time deposits	431,173	433,386	446,621	426,762	404,361
Brokered deposits	228,081	218,892	222,269	236,560	186,579
Total deposits	$2,354,552	$2,389,710	$2,367,648	$2,304,478	$2,235,910

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2016	2016	2015	2015	2015
Average Balance Sheets
Cash and cash equivalents	$232,362	$223,951	$184,072	$131,272	$170,046
Investment securities	338,224	327,267	345,114	317,886	319,294
Loans	2,171,814	2,063,568	2,039,046	2,032,122	1,940,698
Total interest-earning assets	2,742,400	2,614,786	2,568,232	2,481,280	2,430,038
Non-earning assets	324,880	317,648	312,154	314,959	314,518
Total assets	$3,067,280	$2,932,434	$2,880,386	$2,796,239	$2,744,556
Interest-bearing deposits	$1,844,493	$1,832,599	$1,813,974	$1,733,899	$1,680,728
Short-term borrowings	114,651	120,753	118,118	121,453	111,237
FHLB advances and other borrowings	185,195	99,499	48,583	54,056	73,517
Subordinated debt	61,677	61,878	61,835	62,830	22,785
Trust preferred debentures	37,182	37,094	37,013	37,083	37,075
Total interest-bearing liabilities	2,243,198	2,151,823	2,079,523	2,009,321	1,925,342
Noninterest-bearing deposits	522,632	511,019	529,196	509,259	555,287
Other noninterest-bearing liabilities	33,188	32,671	40,247	45,379	36,591
Shareholders' equity	268,262	236,921	231,420	232,280	227,336
Total liabilities and shareholders' equity	$3,067,280	$2,932,434	$2,880,386	$2,796,239	$2,744,556

Yields
Cash and cash equivalents	0.50%	0.50%	0.27%	0.25%	0.22%
Investment securities	5.12%	5.31%	5.02%	5.33%	5.37%
Loans	5.22%	4.68%	5.15%	4.94%	5.70%
Total interest-earning assets	4.81%	4.40%	4.79%	4.74%	5.27%
Interest-bearing deposits	0.50%	0.49%	0.48%	0.44%	0.42%
Short-term borrowings	0.24%	0.23%	0.20%	0.18%	0.21%
FHLB advances and other borrowings	0.56%	0.55%	0.87%	0.81%	1.27%
Subordinated debt	6.87%	6.87%	6.79%	6.66%	7.68%
Trust preferred debentures	4.95%	4.80%	4.60%	3.96%	4.83%
Total interest-bearing liabilities	0.74%	0.73%	0.73%	0.69%	0.61%
Net interest margin	4.20%	3.80%	4.19%	4.18%	4.79%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2016	2016	2015	2015	2015
Asset Quality
Loans 30-89 days past due	$10,453	$6,616	$10,120	$11,079	$7,143
Nonperforming loans	18,430	18,787	24,891	24,223	36,048
Nonperforming assets	21,469	22,312	29,206	30,118	41,388
Net charge-offs (recoveries)	448	2,542	220	7,748	(578)
Loans 30-89 days past due to total loans	0.48%	0.33%	0.51%	0.56%	0.37%
Nonperforming loans to total loans	0.85%	0.93%	1.25%	1.23%	1.89%
Nonperforming assets to total assets	0.71%	0.77%	1.01%	1.06%	1.50%
Allowance for loan losses to total loans	0.68%	0.72%	0.80%	0.77%	0.85%
Allowance for loan losses to
nonperforming loans	80.04%	77.56%	64.23%	62.57%	44.96%
Net charge-offs to average loans	0.09%	0.51%	0.04%	1.57%	(0.14)%

Wealth Management
Trust assets under administration	$1,198,044	$1,189,693	$1,181,128	$1,145,056	$1,183,807

Market Data
Book value per share	$20.53	$20.19	$19.74	$19.68	$19.42
Tangible book value per share	$17.13	$15.71	$15.20	$15.03	$14.72
Shares outstanding at period end	15,402,946	11,804,779	11,797,404	11,760,589	11,759,138
Weighted average shares outstanding:
Basic	13,358,289	11,957,381	11,924,072	11,911,414	11,899,919
Diluted	13,635,074	12,229,293	12,181,664	12,130,529	12,098,476

Capital
Total capital to risk-weighted assets	13.91%	11.67%	11.82%	11.43%	11.71%
Tier 1 capital to risk-weighted assets	11.23%	8.48%	8.62%	8.19%	8.32%
Tier 1 leverage ratio	9.77%	7.25%	7.49%	7.41%	7.52%
Tier 1 common capital to
risk-weighted assets	9.24%	6.40%	6.50%	6.16%	6.27%
Tangible common equity to tangible assets	8.89%	6.52%	6.33%	6.36%	6.41%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2016	2016	2015	2015	2015
Adjusted Earnings Reconciliation
Income before income taxes - GAAP	$10,473	$7,895	$10,507	$5,379	$9,432
Adjustments to other income:
Gain on sales of investment securities, net	72	204	33	1	-
Other-than-temporary impairment
on investment securities	-	(824)	-	(299)	-
FDIC loss-sharing expense	-	-	(212)	(57)	(204)
Amortization of FDIC indemnification asset, net	-	-	(39)	(121)	(120)
Reversal of contingent consideration accrual	350	-	-	-	-
Other income	-	-	-	12	-
Total adjusted other income	422	(620)	(218)	(464)	(324)
Adjustments to other expense:
Expenses associated with payoff
of subordinated debt	511	-	-	-	-
Integration and acquisition expenses	406	385	214	898	1,910
Total adjusted other expense	917	385	214	898	1,910
Adjusted earnings pre tax	10,968	8,900	10,939	6,741	11,666
Adjusted earnings tax	3,861	3,133	3,414	2,103	3,640
Adjusted earnings - non-GAAP	$7,107	$5,767	$7,525	$4,638	$8,026
Adjusted diluted EPS	$0.52	$0.47	$0.61	$0.38	$0.66
Adjusted return on average assets	0.93%	0.79%	1.04%	0.66%	1.17%
Adjusted return on average
shareholders' equity	10.66%	9.79%	12.90%	7.92%	14.16%
Adjusted return on average
tangible common equity	13.27%	12.64%	16.77%	10.39%	18.77%

Yield on Loans
Reported yield on loans	5.22%	4.68%	5.15%	4.94%	5.70%
Effect of accretion income on acquired loans	(0.85)%	(0.30)%	(0.78)%	(0.41)%	(1.13)%
Yield on loans excluding accretion income	4.37%	4.38%	4.37%	4.53%	4.57%

Net Interest Margin
Reported net interest margin	4.20%	3.80%	4.19%	4.18%	4.79%
Effect of accretion income on acquired loans	(0.68)%	(0.25)%	(0.63)%	(0.35)%	(0.91)%
Net interest margin excluding accretion income	3.52%	3.55%	3.56%	3.83%	3.88%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2016	2016	2015	2015	2015

Shareholders' Equity to Tangible Common Equity:
Total shareholders' equity—GAAP	$316,315	$238,561	$233,056	$231,625	$228,575
Adjustments:
Noncontrolling interest in subsidiaries	(47)	(175)	(176)	(210)	(204)
Goodwill	(46,519)	(46,519)	(46,519)	(47,102)	(47,102)
Other intangibles	(5,905)	(6,424)	(7,004)	(7,601)	(8,199)
Tangible common equity	$263,844	$185,443	$179,357	$176,712	$173,070

Total Assets to Tangible Assets:
Total assets—GAAP	3,021,784	2,898,080	2,884,824	2,832,308	2,753,581
Adjustments:
Goodwill	(46,519)	(46,519)	(46,519)	(47,102)	(47,102)
Other intangibles	(5,905)	(6,424)	(7,004)	(7,601)	(8,199)
Tangible assets	$2,969,360	$2,845,137	$2,831,301	$2,777,605	$2,698,280

Common Shares Outstanding	15,402,946	11,804,779	11,797,404	11,760,589	11,759,138

Tangible Common Equity to Tangible Assets	8.89%	6.52%	6.33%	6.36%	6.41%
Tangible Book Value Per Share	$17.13	$15.71	$15.20	$15.03	$14.72

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2016	2016	2015	2015	2015

Net Income	$6,789	$5,119	$7,695	$3,445	$6,653

Average total shareholders' equity—GAAP	$268,262	$236,921	$231,420	$232,287	$227,336
Adjustments:
Noncontrolling interest in subsidiaries	(121)	(184)	(204)	(207)	(175)
Goodwill	(46,519)	(46,519)	(46,997)	(47,102)	(47,102)
Other intangibles	(6,184)	(6,740)	(7,324)	(7,917)	(8,553)
Average tangible common equity	$215,438	$183,478	$176,895	$177,061	$171,506
ROATCE	12.67%	11.22%	17.26%	7.72%	15.56%

CONTACTS:

Jeffrey G. Ludwig, Exec. V.P., Chief Financial Officer, at jludwig@midlandsb.com or (217) 342-7321
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321